As filed with the Securities and Exchange Commission on May 23, 1996 - Registration No.___________


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                       HERMAN MILLER, INC.
      (Exact name of registrant as specified in its charter)

               Michigan                                   38-0837640
     (State or other jurisdiction of          (I.R.S. Employer Identification
     incorporation or organization)            No.)

         855 East Main Street, P.O. Box 302, Zeeland, Michigan 49464-0302
           (Address of Principal Executive Offices Including Zip Code)

  Herman Miller, Inc. 1994 Nonemployee Officer and Director Stock Option Plan
                         (Full Title of the Plan)

         James E. Christenson, 855 East Main Street, P.O. Box 302,
                       Zeeland, Michigan 49464-0302
                  (Name and address of agent for service)

                            (616) 654-3755
      (Telephone number, including area code, of agent for service)

                   Copies of Communications to:
                      Michael G. Wooldridge
             Varnum, Riddering, Schmidt & Howlett LLP
                 Bridgewater Place, P.O. Box 352
                Grand Rapids, Michigan 49501-0352
                          (616) 336-6000


                 CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                     Proposed         Maximum
                                     Maximum          Aggregate   Amount of
Title of Securities   Amount to      Offering Price   Offering    Registration
to be Registered      be Registered  Per Share (1)    Price (1)   Fee (2)


Common Stock
($.20 par value)      100,000        $32.125          $3,212,500  $1,107.76


(1) For the purpose of computing the registration fee only, the price shown is based upon the price of $32.125 per share, the average of the high and low sale prices for the Common Stock of the Registrant in the NASDAQ Market System on May 20, 1996, in accordance with Rule 457(h).
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $3,212,500.

                                PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                             PART II

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant's Annual Report on Form 10-K for the year ended June 3, 1995, which has been filed by the Registrant with the Commission (File No. 0-5813), are incorporated herein by reference. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Registrant pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The description of the Registrant's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     Not Applicable

Item 5.  Interests of Named Experts and Counsel

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     The Articles of Incorporation of the Registrant provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA") in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Registrant, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Registrant. Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of the Registrant. Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Registrant. In addition, with respect to actions not brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders; provided, indemnification is not permitted if the person is found liable to the Registrant, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA and the Registrant's Articles of Incorporation also authorize the Registrant to provide indemnification broader than that set forth in the MBCA and the Articles of Incorporation. Pursuant to this authority, the Registrant has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director is serving at the request of the Registrant. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of the Registrant and for expenses, judgments, penalties, fines and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of the Registrant. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
The Articles of Incorporation of the Registrant also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Registrant or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonablegrounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zeeland, State of Michigan, on the 21st day of May, 1996.

                                   HERMAN MILLER, INC.

                                   By /s/Michael A. Volkema
                                      Michael A. Volkema, President and
                                      Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Volkema and David L. Nelson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 21, 1996, by the following persons in the capacities indicated.

/S/Michael A. Volkema                 /S/Brian C. Walker
Michael A. Volkema, Director,         Brian C. Walker, Executive Vice
President and Chief                   President (Principal Financial
Executive Officer (Principal          Officer and Principal Accounting
Executive Officer)                    Officer)


/S/C. William Pollard,                /S/David L. Nelson
C. William Pollard, Director          David L. Nelson, Director and Chairman
                                      of the Board

/S/Ruth Alkema                        /S/Charles D. Ray, M.D.
Ruth Alkema Reister, Director         Charles D. Ray, M.D., Director


/S/William K. Brehm                   /S/J. Harold Chandler
William K. Brehm, Director            J. Harold Chandler, Director


                                      /S/Dr. Alan M. Fern
Brian Griffiths, Lord Griffiths       Dr. Alan M. Fern, Director
of Fforestfach, Director


/S/Dr. E. David Crockett               /S/Richard H. Ruch
Dr. E. David Crockett, Director        Richard H. Ruch, Director

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 30, 1995, included in Herman Miller, Inc.'s Form 10-K for the year ended June 3, 1995, and to all references to our Firm included in this Registration Statement.



                                   /S/Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP



Grand Rapids, Michigan
May 22, 1996

                          EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:

Item 4         Herman Miller, Inc. 1994 Nonemployee Officer and Director
               Stock Option Plan

Item 5 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

Item 23.1      Consent of Arthur Andersen LLP - included on page S-5 hereof

Item 23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included with the opinion filed as Exhibit 5)

Item 24        Power of Attorney - included on page S-4 hereof

                           HERMAN MILLER, INC.
         1994 NONEMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN


     1. Name and Purpose. This plan shall be called the Herman Miller, Inc. Nonemployee Officer and Director Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by nonemployee officers and directors of Herman Miller, Inc. (the "Company"), to provide them with an additional incentive to manage the Company effectively and to contribute to its success, and to provide a form of compensation which will attract and retain highly qualified individuals as nonemployee officers and members of the Board of Directors of the Company.

     2. Effective Date and Term of the Plan. The Plan shall become effective upon its approval by the shareholders of the Company. Options may not be granted under the Plan after October 5, 2004; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

     3. Administration. The Plan shall be administered by a committee of not less than three persons (the "Committee") consisting of the Chief Executive Officer of the Company and two or more persons appointed by the Chief Executive Officer, who are either officers of the Company or members of the Company's Board of Directors, none of whom is eligible to participate in the Plan. The Chief Executive Officer of the Company may from time to time remove members from, add members to, and fill vacancies on the Committee.

     The Committee may, from time to time, establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted pursuant to the Plan shall be final and binding upon the Company, the Board of Directors of the Company and any optionee. No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

     4.   Participation.  Subject to the limitations contained in this
Section 4, officers and directors of the Company, who are neither contractual nor common law employees of the Company or any of its subsidiaries, shall be granted options to purchase shares of the Company's common stock in accordance with the provisions of Section 6 of the Plan and consistent with the terms and conditions of the Plan. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.
Subject to adjustments consistent with the provisions of Subsection 6(i), no one nonemployee officer or director may be granted options covering more than a total of fifteen percent (15%) of the common stock originally reserved for issuance under the Plan, as defined in Section 5, plus such increases therein as may from time to time be approved by the Company's shareholders.

                            EXHIBIT 4

     5. Stock Available for Options. Subject to the adjustments as provided in Subsection 6(i), the aggregate number of shares reserved for purposes of the Plan shall be 100,000 shares of the Company's common stock, par value
$.20 per share, either authorized and unissued shares or issued shares reacquired by the Company (the "Shares"). Determinations as to the number of Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and such interpretations thereof. If any outstanding option under the Plan expires or is terminated for any reason before October 6, 2004, the shares allocable to the unexercised portion of such option shall become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Subsection 6(e) or in full or partial payment of any withholding tax liability permitted under Section 9 shall become available for the grant of other options under the Plan.

     6. Date of Grant, Terms and Conditions of Options of the Plan. Options granted under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following conditions:

          (a) Optionee's Agreement. Each optionee shall agree to continue to serve as an officer or director of the Company, as the case may be, for the lesser of at least twelve (12) months from the date of the grant of the option or for the remainder of such optionee's term as an officer or director of the Company. Such agreement shall not impose upon the Company, its Board of Directors, or its shareholders any obligation to retain the optionee as an officer or director for any period.

          (b) Effective Grant Date of Options. Beginning with the third fiscal quarter ending in 1996, options shall be granted on the last day of the third quarter of each of the Company's fiscal years during the term of this Plan, to each person entitled to participate in the Plan under Section 4.

          (c) Number of Shares and Term of Options. Each option shall provide for the purchase of one thousand five hundred (1,500) shares of the common stock of the Company. The term of each option shall be for a period of ten (10) years from the date of grant of the option.

          (d) Option Price. The exercise price of each option shall equal to one hundred percent (100%) of the Fair Market Value of the shares of common stock on the date of the grant of the option. If the shares are traded in the over-the-counter market, the Fair Market Value per share shall be the closing price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the day the option is granted or if no sale of shares is reflected in NASDAQ on that day, on the next preceding day on which there was a sale of shares reflected in NASDAQ. If the shares are not traded in the over-the-counter market but are listed upon an established stock exchange or exchanges, such Fair Market Value shall be deemed to be the closing price of the shares on such stock exchange or exchanges on the day the option is granted or if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of the shares.

          (e) Medium of Payment. The option price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company or (ii) through the delivery of shares of the Company's common stock with a Fair Market Value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least 100 shares of common stock, or (iii) by a combination of (i) and (ii) above. Fair Market Value will be determined in the manner specified in Subsection 6(d) except as to the date of determination.

          (f) Exercise of Options. Except as provided in Subsection 6(i) no option shall be exercisable, either in whole or in part, prior to the first anniversary of the date of grant of the option. Thereafter, an option shall be exercisable at any time or from time to time during the term of the option, upon written notice to the Company, as to any or all shares covered by the option, until its termination or expiration in accordance with its terms or the provisions of the Plan. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are less than 100 shares. The purchase price of the shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares.

          (g) Options not Transferable. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Subsection 6(h). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Subsection 6(h).

          (h)  Termination of Service as Nonemployee Officer or Director.

               (i)  Termination of Service for any Reason Other than Death.
          In the event an optionee shall cease to serve the Company as a nonemployee officer or director for any reason other than such optionee's death, each option held by such optionee shall remain exercisable, subject to prior expiration according to its terms and other limitations imposed by the Plan, for a period of five (5) years following the optionee's cessation of service as a nonemployee officer or director of the Company. If the optionee dies after such retirement, the optionee's options shall be exercisable in accordance with Subsection 6(h)(ii) hereof.

               (ii) Termination of Service for Death. If an optionee ceases to be a nonemployee officer or director by reason of death, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance during the shorter of the following periods: (i) the term of the option, or (ii) a period of five (5) years from the death of such optionee. If an optionee dies during the extended exercise period following termination of service for retirement or disability specified in Subsection 6(h)(i) above, such option may be exercised any time within the longer of such extended period or one (1) year after death, subject to the prior expiration of the term of the option.

          (i) Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the purchase price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

          If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate, provided, that each optionee shall, in that event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

          In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

          Except as hereinbefore expressly provided in this Subsection 6(i), the optionee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (j) Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date on which the optionee becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Subsection 6(i).

          (k) Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of the registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee's intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

          (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

     7. Adjustments in Shares Available for Options. The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Subsection 6(i) hereof, shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan, but not yet covered by options.

     8. Amendment of the Plan. The Committee, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that the provisions of the Plan set forth in Section 4 and Subsections 6(b), (c), and (d) may not be amended more than once every six (6) months (other than to comport with changes in the Internal Revenue Code and the rules and regulations promulgated thereunder), and except that, without approval of the shareholders of the Company, no such revision or amendment shall:

          (a) increase the maximum number of shares which may be subject to the Plan,

          (b) increase the maximum number of shares which may be optioned to any one nonemployee officer or director,

          (c) materially increase the benefits accruing to option holders under the Plan,

          (d)  decrease the exercise price of options granted under the Plan,

          (e)  remove the administration of the Plan from the Committee, or

          (f) permit the granting of options under the Plan after October 5, 2004.

     9. Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of common stock, payment by the optionee of any federal, state, or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, an optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

          (a)  tendering a cash payment;

          (b) authorizing the Company to withhold from the shares otherwise issuable to the optionee a number of shares having a Fair Market Value as of the "Tax Date," less than or equal to the amount of withholding tax obligation; or

          (c) delivering to the Company unencumbered shares owned by the optionee having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

The "Tax Date" shall be the date that the amount of tax to be withheld is determined. Fair Market Value shall be determined in the manner specified in Subsection 6(d), except as to the date of determination. An optionee's election to pay the withholding tax obligation by either of (b) or (c) above shall be irrevocable, may be disapproved by the Committee, and must be made either six months prior to the Tax Date or during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

     10. Right of Shareholders to Terminate Director's Service. Nothing in this Plan or in the grant of any option hereunder shall in any way limit or effect the right of the shareholders of the Company to remove any officer or director or otherwise terminate his or her service as an officer or director, pursuant to law, the Articles of Incorporation, or Bylaws of the Company.

     11. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to options will be used for general corporate purposes.

     12. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

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     13.  Construction.  This Plan shall be construed under the laws of the
State of Michigan, United States of America.


                          CERTIFICATION


     This Plan was duly adopted by the Board of Directors of the Company the 13th day of July, 1994, subject to approval by the Company's shareholders.



                                   /s/ James E. Christenson
                                   James E. Christenson, Secretary

                           May 22, 1996


Herman Miller, Inc.
855 East Main Avenue
P.O. Box 302
Zeeland, Michigan   49464

     Re: Registration Statement on Form S-8 Relating to the Herman Miller, Inc. 1994 Nonemployee Officer and Director Stock Option Plan (the "Plan")

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement) filed by Herman Miller, Inc., a Michigan corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 100,000 shares of the Company's common stock, par value $.20 per share, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 100,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                            Sincerely,

             VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                     /S/Michael G. Wooldridge

                  Michael G. Wooldridge, Partner

                            EXHIBIT 5